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                                                                    Exhibit 10.5

                              ADSmart Corporation
                            Representation Agreement
                            ------------------------


         THIS REPRESENTATION AGREEMENT (the "Agreement") is made on this 11th day of June, 1999 (the "Effective Date"), by and between ADSmart Corporation ("ADSmart") with its principal place of business located at 100 Brickstone Square, 5th Floor, Andover, MA 01810 and Tritium Network ("TN") with its principal place of business located at 10050 Montgomery Road, Suite 340, Cincinnati, OH 45242.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ADSmart and TN agree to the following:

1.  ADSmart Responsibilities.
(a) Representation. ADSmart will provide advertising sales representation and consultation services (collectively the "Representation Services") on behalf of TN's web site(s) (the "Website") set forth in Attachment A ("Attachment A") and made a part of this Agreement. In connection with such Representation Services, ADSmart shall actively promote the Website and solicit advertising for the Website.

(b) Exclusivity. ADSmart is appointed the exclusive outside sales representative for TN's entire Allocated Inventory as defined in section 2(a) below for the initial Term and all Renewal Terms of this Agreement, as defined below.

(c) Management Services. ADSmart will provide the following management services ("Management Services"):

    (i) Collect advertising creative ("Creative") from advertisers or ad agencies ("Advertisers") that will be displayed on the Website.
    (ii) Provide pipeline reports (the "Pipeline Reports") every two (2) weeks, which outline advertising schedule, including costs, number of impressions and outstanding proposals to Advertisers.
    (iii) Update TN on the progress and demand of the Internet advertising marketplace.
    (iv)  Consult with TN on marketing and advertising opportunities.

(d) Ad Serving & Tracking:

    (i) Banners. TN will utilize banner serving through ADSmart. There will be no charge by ADSmart for this service. ADSmart shall have exclusive control of the Allocated banner Inventory allocated to ADSmart by TN as defined in 2(a) below and ADSmart shall have reasonable discretion over the content and nature of the banners that can be sold to cover banner serving and bandwidth cost. ADSmart will not run any advertising campaign on the Website, which TN reasonably determines to be offensive to TN or its customers or inconsistent with TN's editorial policy.

    (ii) Specific Requests. If TN requests specific paid or non-paid campaigns to be placed as part of the Allocated Inventory to ADSmart, TN shall pay ADSmart $.55 net per thousand impressions, for paid or non-paid open inventory banner serving, auditing and reporting. ADSmart will deduct fees


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                              ADSmart Corporation
                            Representation Agreement
                            ------------------------

    for banner serving from checks being sent to TN for advertising revenue. If TN requests banners to be served for its own internal purposes, using the cost listed above, the amount of banner impressions will not exceed ten percent (10%) of the monthly Allocated Inventory exclusively allocated to ADSmart by TN as defined in 2(a) below.

    (iii) Internal Inventory. For the remaining internal inventory ("Open Inventory" as defined in 2a below), the same fees will apply should TN choose to utilize ADSmart's banner serving technologies. Otherwise, there will be no ad serving charges for those ads served directly by TN utilizing internal TN servers.

2. TN's Responsibilities.
(a) Impressions. TN will exclusively allocate 75% of all available banner advertising impressions ("Impressions") per month to ADSmart (the "Allocated Inventory"). Impressions shall be a cross section of all available Impressions on the Website. TN will make reasonable efforts to ensure that the Impressions committed to ADSmart are available and notify ADSmart immediately in the event that any major increase or decrease in Impressions is foreseen. The remaining 25% inventory (the "Open Inventory") shall remain the property of TN and may be utilized at the discretion of TN for those purposes TN deems appropriate. Any sales of Open Inventory will be achieved by either TN internal sales or provided exclusively to ADSmart by TN under the same terms as Allocated Inventory.

(b) Website Information. Upon execution of this Agreement. TN will provide ADSmart with the following information: available demographic and psychographic (interest and behavioral) information regarding Website audience, Website description by section, advertising and sponsorship opportunities, technical specifications relating to advertising, marketing information, and contact information. TN agrees to keep all information provided to ADSmart current and will advise ADSmart on new opportunities with its Website and new services offered by TN.

(c) Tracking. TN will provide ADSmart with a detailed inventory projection analysis of the Website's traffic, including visitor and page view totals for its primary sections.

(d) Editorial Policy. TN will provide ADSmart with its Website editorial policy.

(e) Fulfillment of Advertising Campaigns. TN shall use its best efforts to fulfill all advertising campaigns obtained by ADSmart in a timely manner.

(f) In-House Sales. ADSmart acknowledges that TN's in-house sales force will continue its advertising sales efforts concurrently with this agreement for only the Open Inventory and ADSmart and TN agree to work together to prevent duplication of sales efforts and to inform the other of targeted advertisers. To facilitate this process, TN shall provide ADSmart with a report every two (2) weeks, which contains the same information provided by ADSmart to TN in ADSmart's Pipeline Report.

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                              ADSmart Corporation
                            Representation Agreement
                            ------------------------

(g) Advertiser Exclusions. ADSmart shall not pursue any Advertiser listed on Attachment B ("Attachment B") and made a part of this Agreement.

3.  Marketing Material.
(a) Highlighting and Approval. ADSmart will highlight the Website in its World Wide Web site on the Internet located at www.adsmart.net and within its media kit. TN will have the right to review in advance and approve the final version of the media kit.

(b) Marketing Materials. TN agrees and acknowledges that ADSmart may market and promote the Website to potential Advertisers, by such means as it deems appropriate, including, without limitation, listing the in directories, trade publications, ADSmart proposals and presentations, advertisements, and other promotional opportunities.

(c) Promotional Material. TN agrees to provide ADSmart with reasonable amounts of TN's promotional materials.

(d) Press Releases. Both parties must approve all press releases or announcements referring to any ADSmart/TN agreement before they are released to the press or any third party.

(e) Registry as Agent. TN authorizes ADSmart Corporation to register as TN's agent in all relevant periodicals, directories, and other marketing sources identified by ADSmart and approved in advance by TN within the scope of and during the Initial Term and all Renewal Terms of this Agreement.

4. Compensation.

(a) Commission. For the Representation Services and Management Services provided by ADSmart, TN agrees to pay ADSmart a thirty five (35%) percent commission on all new advertising revenues invoiced and collected by ADSmart arising out of the advertisements placed upon the Website by ADSmart during the term of this Agreement, less credits, refunds and sales or use taxes.

(b) Guarantee. Adsmart also agrees to pay TN a minimum CPM on all banner impressions served by Adsmart on behalf on TN. The actual minimum CPM will be determined at the end of each month, based on TN's banner click-through performance list in Attachment C ("Attachment C").

(c) Stock Consideration. ADSmart and TN will negotiate in good faith the issuance by TN to ADSmart, at ADSmart's request, an affiliate of ADSmart, of Common Stock of TN (the "Shares") representing up to 9.9% of the outstanding shares of capital stock of TN. The parties anticipate that the Shares would be issued (i) in partial consideration for the execution of this Agreement, (ii) only upon satisfaction of the terms set forth in Attachment D and (iii) upon approval in writing of both parties after satisfactory due diligence is completed and other terms, including customary representations and warranties of the parties and registration rights, have been agreed to by the parties.

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5. Billing.
(a) Collection. ADSmart will invoice and collect all advertising revenue from Advertisers on behalf of TN.

(b) Billing. Billing by ADSmart is calculated using gross invoice amount, equal to CPM in effect at the time of signature of the Insertion Order, multiplied by the number of impressions delivered divided by one thousand. The net invoice amount is the gross invoice amount less an advertiser 15% agency commission (where applicable when an outside advertising agency- or the like- may have been involved in the sale). The invoice sent by ADSmart to the Advertiser will include both a gross invoice amount and the net invoice amount in applicable situations. ADSmart shall pay TN the amount for each campaign calculated from the net invoice amount billed to the Advertiser (i.e., the amount that we are actually due to receive from the Advertiser), less ADSmart's Commission, as set forth in Section 4 above.

(c) Reports. ADSmart will provide written details of ADSmart generated activity on the Website. These reports will, at a minimum, summarize (i) the ADSmart ad campaigns that ran and how long they ran, (ii) the number of Impressions delivered.

(d) Payment. ADSmart shall remit amounts due to TN within fifteen (15) business days from when we are in receipt of payment or within sixty (60) days from the end of the campaign, whichever occurs first.

6. Confidential Information. "Confidential Information" means all information identified in written or oral format by the Disclosing Party as confidential, trade secret or proprietary information, and, if disclosed orally, summarized in written format within thirty (30) days of disclosure.
Confidential information shall also include the terms and conditions of this Agreement. "Disclosing Party" is the party disclosing Confidential Information, "Receiving Party" is the party receiving Confidential Information. The Receiving Party shall not use the Confidential Information except to carry out the purposes of this Agreement, or disclose the Confidential information to any third party other than persons in the direct employ of the Receiving Party who have a need to have access to and knowledge of the Confidential Information solely for the purpose authorized above. Each party shall take appropriate measures by instruction and agreement prior to disclosure to such employees to assure against unauthorized use or disclosure. The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentially prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality; or
(iv) is disclosed by the Receiving Party under a valid order created by a court or government agency, provided that








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the Receiving Party provides prior written notice to the Disclosing Party of such obligation and the opportunity to oppose such disclosure. All Confidential information shall remain confidential except a) in connection with any filing with any governmental body including the US securities laws and any applicable rules and regulations of any stock exchange or quotation system; b) in a confidential disclosure made in connection with a contemplated financing, merger, acquisition, consolidation or sale of capital stock of either party. Upon written demand of the Disclosing Party, the Receiving Party shall cease using the Confidential Information and return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of notice.

7. TN's Representations and Warranties. TN represents and warrants that (i) it has full power and authority to enter into this Agreement, (ii) this Agreement does not conflict with any other agreement or commitment made by TN, (iii) it shall not do anything to harm or bring into disrepute or disparage ADSmart or any Advertiser, (iv) the Website is year 2000 compliant, and (v) it will use its best efforts to provide its services in accordance with the terms of this Agreement and in accordance with industry standards, and (vi) all of the outstanding shares of Common Stock of TN are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preeemptive rights. The Shares when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive rights.

8. ADSmart's Representations and Warranties. ADSmart represents and warrants that (i) it has full power and authority to enter into this Agreement, (ii) this Agreement does not conflict with any other agreement or commitment made by ADSmart, (iii) it shall not do anything to harm or bring into disrepute or disparage TN, and (iv) it will use its best efforts to provide its services in accordance with the terms of this Agreement and inaccordance with industry standards.

9. Warranty Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, BOTH PARTIES MAKE NO REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, NETWORK FAILURES, THIRD-PARTY AD SERVING DIFFICULTIES, THE SOFTWARE PROGRAMS, SERVICES PROVIDED HEREUNDER, OR ANY OUTPUT OR RESULTS THEREOF. BOTH PARTIES SPECIFICALLY DISCLAIMS TO EACH OTHER ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10. Indemnification. Each party agrees to indemnify, defend, and hold harmless the other party, and its successors, officers, directors, employees, agents and assigns, from and against any and all third party actions, causes of action, claims, demands, costs, liabilities, expenses and damages arising out of or in connection with any claim which, if true, would be a breach of the warranties, representations, and covenants set forth in this Agreement. ADSmart is not a party to and has no liability for any and all problems which may arise in

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connection with the Website, including, without limitation, failure to fulfill an advertising insertion order obtained as part of the Representation Services.

11. Limitation of Liability. Both parties will be limited to total liability arising out of this Agreement or the services provided hereunder, whether based on contract, tort or otherwise, to not exceed the compensations or commissions paid to ADSmart for ad campaigns run on TN's behalf or $50,000, whichever is less.

12. Exclusion of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES. INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, LOSS OF USE, OR LOSS OF PROFITS ARISING HEREUNDER OR FROM THE PROVISION OF SERVICES, INCLUDING ADVERTISING ON TN'S WEBSITE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13. Term and Termination.
(a) Basic Provisions. This Agreement shall have an initial term thirty months (the "Initial Term") and shall automatically renew for periods of one year thereafter (each, a "Renewal Term"), unless either party provides ninety (90) days written notice of their intent to terminate the Agreement immediately prior to any renewal.

(b) Breach and Cure. In the event a party is given notice that it is in material breach of this agreement, it shall have thirty (30) days from receipt to cure its breach in all material respects. On the failure so to cure, the non-breaching party may terminate this agreement. In the event of termination pursuant to this section, all revenue due TN (minus all ad-serving fees & compensations due ADSmart) prior to termination will be paid in accordance with this Agreement.

(c) Content. ADSmart may, in its sole discretion, decide to terminate this Agreement after 180 days notice if ADSmart feels that continuing to represent TN's Website conflicts with ADSmart's standards, the standards being set by other websites in ADSmart's network and TN does not resolve this difference after the initial notice. Examples of this include: pornography, excessive violence, abusive and/or foul language, or a pattern of neglect on the Website such that it appears TN is not updating it regularly, or has abandoned it altogether. This section will not apply to TN's access service where the content and website destination is determined by the user.

(d) Ad Serving Performance: TN's viability will depend on ADSmart and as such seeks to create a strategic alliance enhanced with equity compensation. Should ADSmart fail to deliver the minimum CPM or minimum sell-through of the Allocated inventory, TN will have the option to either open the contract to another ad network for redistribution of the Allocated Inventory or immediately terminate this agreement.

(e) For a period of six (6) months following the expiration or earlier termination of this agreement, ADSmart shall continue to be entitled to its commission for advertising revenue generated from any and all advertisers initially obtained by ADSmart and placed as a paying advertiser on TN.

14. Non-Competition. Both parties agree that during the Initial Term and all Renewal Terms of this Agreement and for a period of six (6) months following the expiration or earlier termination of the Agreement, neither party shall retain the services of any of the other party's employees, including, without limitation, as a full or part-time employee or independent contractor.

15. Miscellaneous. Sections 4, 6, 7, 8, 9, 10, 11, 12, 13, 13(d), 14, 15 and
Attachment D shall service expiration or earlier termination of this Agreement. Nothing in this Agreement shall be deemed to create a partnership or joint venture between the parties and neither ADSmart nor TN shall hold itself out as the agent of the other, except for that specified in this Agreement. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered). Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreemment will continue in full force and effect. This agreement shall be interpreted under the laws of the Commonwealth of Massachusetts, and the parties submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts, including the federal courts located there. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement. This Agreement, including all attachments which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral regarding such subject matter.

IN WITNESS OF THE FOREGOING, the parties have caused the Agreement to be signed as of the Effective Date set forth above.

ADSMART CORPORATION               Tritium                   Network

By: /s/ John Federman             By: /s/ Michael Lee
    -------------------               -----------------

Name: John Federman               Name: Michael Lee
      -----------------                 ---------------

Title: CEO                        Title: CEO
       ----------------                  --------------

Date:                             Date: July 19, 1999
      -----------------                 ---------------

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                                 Attachment A:

                              Definition "Website"

This Attachment dated July 19, 1999 supersedes any previous drafted Attachment.

Representation by ADSmart for TN includes the following Website(s) and internet services:

     Site Name:
     www.tritium.com          registration page
     ---------------          -----------------
     www.tritium.com          start page

     Service Name:
     Tritium Network          free access services



                              ADSmart Corporation
                            Representation Agreement

                                 Attachment B:

                                No Contact List

This Attachment dated July 19, 1999 supersedes any previous drafted Attachment.

ADSmart is not to contact any of the following accounts on behalf of TN, unless TN formally notifies ADSmart in writing:

6/21/99: TN will currently defer any and all existing accounts to ADSmart. TN will notify ADSmart on any future internal account relationships and will list them accordingly as part of this Attachment.

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                              ADSmart Corporation
                            Representation Agreement

                                 Attachment C:
                             Click to CPM Guarantee

This Attachment dated July 19, 1999 supersedes any previous drafted Attachment.

ADSmart agress to pay Tritium Network a minimum Gross CPM, listed below, based on average banner click-through performance calculated at the end of each month.

                              Guarantee CPM Scale

Click %          Guarantee
                   Scale
------           --------

1.00%             $3.00

0.92%             $2.75

0.83%             $2.50

0.75%             $2.25

0.67%             $2.00

0.58%             $1.75

0.50%             $1.50

0.42%             $1.25

0.33%             $1.00


Conditions:
1) Creative material must be renewed at a maximum of 60 days.
2) Creative material over 60 days will be considered "old" and not able to achieve the same click rates as "new" material - material less than 60 days.
3) Click rates above apply only to the New Material.

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                              ADSmart Corporation

                            Representation Agreement

                                  Attachment D:

                                Equity Earn Out

This Attachment dated June___, 1999 supersedes any previous drafted Attachment.

The following outlines ADSmart's equity earn out, subject to the provisions of
Section 4(c) of this Agreement, for the Shares:

1} On the first day of each calendar quarter (commencing at such time agreed to by the parties) (the "stock issuance date"). TN will issue to ADSmart, without payment of any cash consideration by ADSmart, 140,000 of the Shares (as adjusted for stock splits, stock dividends and similar changes in capitalization of TN), provided that ADSmart has paid to TN all amounts that first become due and are required to be paid by ADSmart to TN under
     Section 5(d) of this Agreement during each of the three calendar months immediately preceding the stock issuance date. The consideration for the Shares will be the entering into and performance rendered by ADSmart under this Agreement. The terms of the Attachment D shall survive termination of this Agreement.

2) If ADSmart has not paid to TN the full amount due under Section 5(d) of the Agreement during any calendar month in a fiscal quarter, then on the next stock issuance date, TN will issue to ADSmart, in lieu of issuing 140,000 of the Shares (as adjusted as further described above) pursuant to paragraph (1) above, such number of Shares equal to the product of 140,000 (as adjusted as further described above) multiplied by a fraction, the numerator of which shall be the number of calendar months in the fiscal quarter immediately preceding the stock issuance date that ADSmart paid to TN all amounts due under Section 5(d) of the Agreement, and the denominator of which is three. For purposes of this Agreement, amounts which TN believes were owed by ADSmart and not paid will be considered unpaid only for the month they were due and not for successive months.

3) If, in accordance with paragraph 2 above, there is a dispute with respect to amounts owed by ADSmart by TN under the Agreement for any particular calendar month, and that dispute is resovled after the stock issuance date for such month, TN will issue on the next succeeding stock issuance date, in addition to the Shares that would otherwise be issued on such stock issuance date, such number of Shares (as adjusted as further described above) as had been withheld in connection with the dispute.

4) Notwithstanding any other provision of this Agreement, on any stock issuance date, the number of Shares to be issued to ADSmart under this Agreement will be reduced to the extent required so that after such issuance ADSmart beneficially owns no more than 9.9% of the outstanding shares of TN common stock.